WARBURG, PINCUS BALANCED FUND, INC.

ANNUALIZED TOTAL RETURNS WITH WAIVER AS OF 10/31/97

     COMMON SHARES
         One Year                          ((11,947.15/10,000)(1/1)                                   -1)=        19.47%
         Three Year                        ((17,132.29/10,000)(1/3)                                   -1)=        19.66%
         Five Year                         ((19,896.05/10,000)(1/5)                                   -1)=        14.75%
         From Inception                    ((31,801.10/10,000)(1/9.07671)                             -1)=        13.59%

     ADVISOR SHARES

         One Year                          ((11,911.93/10,000)(1/1)                                   -1)=        19.12%
         Three Year                        N/A
         Five Year                         N/A
         From Inception                    ((14,133.63/10,000)(1/2.25753)                             -1)=        16.56%

ANNUALIZED TOTAL RETURNS WITHOUT WAIVER AS OF 10/31/97

     COMMON SHARES
         One Year                          ((11,879.36/10,000)(1/1)                                   -1)=        18.79%
         Three Year                        ((17,404.20/10,000)(1/3)                                   -1)=        20.29%
         Five Year                         ((19,366.66/10,000)(1/5)                                   -1)=        14.13%
         From Inception                    ((28,094.92/10,000)(1/9.07671)                             -1)=        12.05%

     ADVISOR SHARES
         One Year                          ((11,839.81/10,000)(1/1)                                   -1)=        18.40%
         Three Year                        N/A
         Five Year                         N/A
         From Inception                    ((13,309.75/10,000)(1/2.25753)                             -1)=        13.50%

         YIELD FOR THE 30-DAY PERIOD ENDED 10/31/97

         COMMON SHARES
                                    93,436.91 - 43,969.13 6
YIELD = 2                         {(_______________________+1) -1} = 1.5632%
                                     2,649,279.357 X 14.38

         ADVISOR SHARES
                                    378.45 - 210.65     6
YIELD = 2                         {(_______________________+1) -1} = 1.3069%
                                      10,751.109 x 14.37


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